Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-163411 on Form S-11 of Wells Core Office Income REIT, Inc. (the Company) of (i) our report dated December 14, 2010 related to the statement of revenues over certain operating expenses of the 333 East Lake Street Building for the year ended December 31, 2009 appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on December 16, 2010; (ii) our report dated March 3, 2011 related to the statement of revenues over certain operating expenses of the Westway One Building for the year ended December 31, 2009 appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on March 3, 2011; (iii) our report dated June 20, 2011 related to the statement of revenues over certain operating expenses of the Duke Bridges I and II Buildings for the year ended December 31, 2010 appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on June 20, 2011; (iv) our report dated August 11, 2011 related to the statement of revenues over certain operating expenses of the 7601 Technology Way Building for the year ended December 31, 2010 appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on August 11, 2011; (v) our report dated November 4, 2011 related to the statement of revenues over certain operating expenses of the Westway II Building for the year ended December 31, 2010 appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on November 4, 2011; (vi) our report dated March 2, 2012 related to the statement of revenues over certain operating expenses of the Franklin Center Building for the year ended December 31, 2011 appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on March 5, 2012; (vii) our report dated May 4, 2012 related to the statement of revenues over certain operating expenses of the South Lake Building for the year ended December 31, 2011 appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on May 4, 2012; (viii) our report dated August 9, 2012 related to the statement of revenues over certain operating expenses of the Four Parkway North Building for the year ended December 31, 2011 appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on August 9, 2012; and (ix) our report dated March 8, 2013 related to the statement of revenues and certain operating expenses of the 64 & 66 Perimeter Center Buildings for the year ended December 31, 2011 appearing in the Company’s Current Report on Form 8-K/A filed with the SEC on March 8, 2013 incorporated by reference in this Supplement No. 9 to the Prospectus dated July 6, 2012 (the “Prospectus Supplement No. 9”), which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus Supplement No. 9.

/s/ Frazier & Deeter, LLC

Atlanta, GA

March 28, 2013